Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Guy A. Cantwell            FOR RELEASE: May 21, 2013
+1 713-232-7647

TRANSOCEAN LTD. ANNOUNCES SCHEDULE FOR FIRST DIVIDEND INSTALLMENT AND CURRENCY ELECTION PERIOD

ZUG, SWITZERLAND-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced the schedule for the first installment of its U.S. dollar-denominated dividend of $2.24 per share, or approximately $807 million in the aggregate, from additional paid-in capital. The first installment of $0.56 per share, or approximately $202 million, is based upon the number of currently outstanding shares and represents the first of four quarterly installments totaling $2.24 per share, which was approved by shareholders at the company's 2013 Annual General Meeting held on May 17, 2013.

First Installment Schedule

•	May 29, 2013 - Ex-Dividend Date

•	May 31, 2013 - Record Date

•	June 19, 2013 - Installment Payment Date

Currency Election Period
For shareholders who choose to receive the first dividend installment in Swiss francs, the dividend payment will be converted into Swiss francs as transacted by Computershare on or about June 17, 2013. The period to elect to receive payment of the first dividend installment in Swiss francs starts on June 3, 2013,
5 p.m. EDT, 11 p.m. CEST, and ends on June 7, 2013, 5 p.m., EDT, 11 p.m. CEST.

NOTE: NO ACTION IS REQUIRED IF YOU WISH TO RECEIVE YOUR DIVIDEND IN U.S. DOLLARS.

Holders of shares registered in our share register who would like to receive the first dividend installment in Swiss francs must make their election in writing to the following address during the election period:

•	Computershare
Attn: Steven Myers
480 Washington Boulevard, 29th Floor
Jersey City, NJ 07310 USA

•	Email: steven.myers@computershare.com

•	Phone: +1 201-680-5333

If you hold your shares in the name of a bank, broker or nominee, please contact your bank, broker or nominee to make the election arrangements.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, the dividend and timing of dividend payments. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Form 10-K for the year ended December 31, 2012 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company's website at www.deepwater.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 84 mobile offshore drilling units consisting of 48 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment drilling rigs), 25 Midwater Floaters and 11 High-Specification Jackups. In addition, we have six Ultra-Deepwater Drillships and one High-Specification Jackup under construction.

For more information about Transocean, please visit the website www.deepwater.com.